                                                      Investors:
                                                      Carl E. Kraus
                                                      610.825.7100

                                                      Media:
For Immediate Release                                 Mitchell Brown
December 30, 2003                                     610.818.6563

                     KRAMONT REALTY TRUST ANNOUNCES SALE OF
              8.25% SERIES E CUMULATIVE REDEEMABLE PREFERRED SHARES
                        --NET PROCEEDS OF $58.5 MILLION--

      Plymouth Meeting, Penn. December 30, 2003 -- Kramont Realty Trust (NYSE:KRT) announced today that it has sold 2,400,000 shares of its 8.25% Series E Cumulative Redeemable Preferred Shares to a number of mutual funds and other purchasers in a direct placement under its Registration Statement on Form S-3 filed with the Securities and Exchange Commission on April 3, 2002.

      The shares were priced at $25 per share; net proceeds to the Trust, after fees and expenses, are expected to be approximately $58.5 million. The Trust has applied to list the Series E Preferred Shares on the New York Stock Exchange under the symbol "KRTPrE".

      The Series E Preferred Shares may be redeemed at par at the election of the Trust on or after December 30, 2008. These securities have no stated maturity, sinking fund or mandatory redemption and are not convertible into any other securities of the Trust.

      Proceeds from the sale of the shares are expected to be used to redeem the Trust's 9.5% Series D Cumulative Redeemable Preferred Shares and for general corporate purposes, which may include acquisitions, repayment of debt and working capital requirements.

      Cohen & Steers Capital Advisors, LLC acted as placement agent in the sale. Friedman, Billings, Ramsey & Co., Inc. acted as financial advisors to the Trust.

      Kramont Realty Trust is a self-administered, self-managed equity real estate investment trust specializing in neighborhood and community shopping center acquisitions, leasing, development and management. The company owns, operates, and manages 93 properties encompassing approximately 12.1 million square feet of leasable space in 15 states. Nearly 80 percent of Kramont's centers are grocery, drug or value retail anchored. For more information, please visit www.kramont.com.

Certain statements contained in this press release that are not related to historical results, are forward-looking statements, such as anticipated liquidity and capital resources, closing of financing commitments and anticipated occupancy dates for new tenants. The matters referred to in forward-looking statements are based on assumptions and expectations of future events which may not prove to be accurate and which could be affected by the risks and uncertainties involved in the Company's business many of which cannot be predicted with accuracy and some of which might not even be anticipated. Prospective investors are cautioned that any such statements are not guarantees of future performance and that actual results may differ materially from those projected and implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the burden of the Company's substantial debt obligations; the risk that the Company may not be able to refinance its debt obligations on reasonable terms, if at all; the highly competitive nature of the real estate leasing market; adverse changes in the real estate markets including, among other things, competition with other companies; general economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of prospective tenants and lease rents; financial condition and bankruptcy of tenants, including termination of leases by bankrupt tenants; the availability and terms of debt and equity financing; risks of real estate acquisition, expansion and renovation; construction and lease-up delays; the level and volatility of interest rates; governmental actions and initiatives; environmental/safety requirements; as well as certain other risks described in the Company's Form 10-K. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by cautionary statements in this paragraph and elsewhere described in the Company's Form 10-K and in other reports we filed with Securities and Exchange Commission.

                                      # # #